EXHIBIT 11 - STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

CHECK TECHNOLOGY CORPORATION AND SUBSIDIARIES

                                                         Year                Year                Year
                                                         Ended               Ended              Ended
                                                        9/30/98             9/30/97            9/30/96
                                                      ----------         ------------        -----------
Basic
    Average shares outstanding                         6,273,756           6,244,797           6,170,778

    Net income                                        $  198,862          $  325,979          $2,245,713
                                                      ----------         ------------        -----------

    Basic Earnings per Share                          $     0.03          $     0.05          $     0.36
                                                      ----------         ------------        -----------

Diluted
    Average shares outstanding                         6,273,756           6,224,797           6,170,778

    Net effect of dilutive stock options and
    grants - based on the treasury stock
    method                                                16,116              70,276             115,271
                                                      ----------         ------------        -----------

Diluted shares outstanding                             6,289,872           6,295,073           6,286,049
                                                      ----------         ------------        -----------
                                                      ----------         ------------        -----------

    Net income                                        $  198,862          $  325,979          $2,245,713
                                                      ----------         ------------        -----------
                                                      ----------         ------------        -----------

Diluted Earnings per Share                            $     0.03          $     0.05          $     0.36
                                                      ----------         ------------        -----------
                                                      ----------         ------------        -----------


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